Exhibit 10.3

LTIP UNIT AGREEMENT

Under the STAG Industrial, Inc.

2011 Equity Incentive Plan

 (Officers and Employees)

Name of Grantee:

No. of LTIP Units:

Grant Date:	, 2011

Final Acceptance Date:	, 2011

Pursuant to the STAG Industrial, Inc. 2011 Equity Incentive Plan as amended through the date hereof (the “Plan”) and the Amended and Restated Agreement of Limited Partnership, dated as of               , 2011, as amended through the date hereof (the “Partnership Agreement”), of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), STAG Industrial, Inc., a Maryland corporation and the indirect general partner of the Partnership (the “Company”), for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, LTIP Units (as defined in the Partnership Agreement). Upon acceptance of this LTIP Unit Agreement (this “Agreement”), the Grantee shall receive, effective as of the Grant Date, the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement.  Unless defined in this agreement, capitalized terms shall have the meaning given to them in the Partnership Agreement.

1.                                      Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A ). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Grant Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2  below.

2.                                      Restrictions and Conditions.

(a)                                  The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b)                                 LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to the expiration of the forfeiture period applicable to such LTIP Units, and thereafter, only to the extent permitted by the Partnership Agreement.

(c)                                  Subject to the terms of the Grantee’s employment agreement, if any, if the Grantee’s employment with the Company and its subsidiaries is voluntarily or involuntarily terminated for any reason prior to the end of the forfeiture period for the LTIP Units granted herein, the Partnership shall cause the forfeitable LTIP Units to be forfeited by the Grantee or the Grantee’s legal representative. The Partnership shall provide written notice of the forfeiture to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment.  The parties agree that any forfeited LTIP Units shall represent liquidated damages resulting from the event causing the forfeiture.  Notwithstanding the provisions of this Section 2(c), in the event that the Grantee ceases for any reason to be employed by the Company and its affiliates but remains a director of the Company or is engaged within 10 days of such Grantee’s termination as a consultant or other service provider to the Company or the Partnership pursuant to a written agreement, then the forfeiture periods on such Grantee’s LTIP Units shall continue to expire, uninterrupted, pursuant to Section 3 below until such time as Grantee is no longer a director of the Company or engaged as a consultant or other service provider to the Company or the Partnership at which time all remaining forfeitable LTIP Units shall be forfeited by such Grantee.

3.                                      Expiration of Forfeiture Period. The restrictions and conditions in Section 2 of this Agreement shall expire at the end of the forfeiture period specified in the following schedule, so long as the Grantee remains an employee of the Company or a subsidiary of the Company, or as provided in Section 2(c) above, from the Grant Date until the end of such forfeiture period.  If a series of dates is specified, then the restrictions and conditions in Section 2 shall expire only with respect to the percentage of LTIP Units accepted by the Grantee hereunder for which the expiration of the applicable forfeiture period applies.

Fraction of LTIP Units	End of Forfeiture Period
1/20	June 30, 2011
1/20	September 30, 2011
1/20	December 31, 2011
1/20	March 31, 2012
1/20	June 30, 2012
1/20	September 30, 2012
1/20	December 31, 2012
1/20	March 31, 2013
1/20	June 30, 2013
1/20	September 30, 2013
1/20	December 31, 2013
1/20	March 31, 2014
1/20	June 30, 2014
1/20	September 30, 2014
1/20	December 31, 2014
1/20	March 31, 2015
1/20	June 30, 2015
1/20	September 30, 2015
1/20	December 31, 2015
1/20	March 31, 2016

Subsequent to the expiration of the applicable forfeiture period, the LTIP Units on which all restrictions and conditions have expired shall no longer be deemed restricted.

4.                                      Acceleration of Forfeiture Period in Special Circumstances. If (i) the Grantee’s employment with the Company and its subsidiaries ceases by reason of death or incapacity due to physical or mental illness or disability or (ii) a Change in Control (as defined in Section 2(e) of the Plan) occurs, any restrictions and conditions imposed by Section 2 above on all LTIP Units subject to this Award shall be deemed waived by the Compensation Committee and the forfeiture period for all LTIP Units granted hereby shall automatically terminate and be deemed to have expired for all purposes.

5.                                      Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.

6.                                      Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.                                      Covenants. The Grantee hereby covenants as follows:

(a)                                  So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(b)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Grant Date with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c)                                  The Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d)                                 The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)                                  Grantee has read the Partnership Agreement, and has had his or her tax advisors review it or has waived the right to do so.

8.                                      Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.                                      Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Section 7(e) thereof and that this Agreement may be amended or canceled by the Compensation Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect (i) LTIP Units, for which the applicable forfeiture period has expired, so that the LTIP Units are no longer be deemed restricted and are not subject to forfeiture or (ii) the Grantee’s rights under this Agreement without the Grantee’s written consent.

10.                               No Obligation to Continue Employment; Services Provided to the Partnership. (a) Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time.

(b)  The Company and the Partnership shall permit the Grantee to render services to the Partnership in his or her capacity as a partner of the Partnership as consideration for the grant of a compensatory interest in the future profits of the Partnership in the form of the LTIP Units granted to Grantee hereunder (which providing of services to the Partnership shall be authorized by Grantee’s employment agreement with the Company).

11.                               Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.                               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the Commonwealth of Massachusetts and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within Suffolk County, Massachusetts. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within Suffolk County, Massachusetts.

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STAG INDUSTRIAL, INC., a Maryland corporation

By:
Name:
Title:
Date:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC, Inc., a Delaware limited liability company, its general partner

By:	STAG Industrial, Inc., a Maryland corporation, its member

By:
Name:
Title:
Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:
Grantee’s Signature

Grantee’s name and address:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The Grantee, desiring to become a Limited Partner of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership, as amended and in effect from time to time (the “Partnership Agreement”), to which STAG Industrial GP, LLC, a Delaware limited liability company, is a party as the general partner and to which STAG Industrial, Inc., a Maryland corporation, and certain other persons are parties as limited partners.  The Grantee hereby agrees to all of the provisions of the Partnership Agreement and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Title:
Address:

Effective Date:

A-1

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned are:

Name:                                                                             (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.                                       Description of the property with respect to which the election is being made:

The election is being made with respect to            LTIP Units in STAG Industrial Operating Partnership, L.P. (the “Partnership”).  The LTIP units represent an interest in future profits of such entity received for services rendered to such entity in a partner capacity.

3.                                       The date on which the LTIP Units were transferred is                  , 20    .  The taxable year to which this election relates is calendar year 20    .

4.                                       Nature of restrictions to which the LTIP Units are subject:

(a)                                  Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units, and the Taxpayer may not dispose of the LTIP Units within two years of receipt of such LTIP Units.

(b)                                 The LTIP Units are subject to time-based vesting.  The Taxpayer will vest in 1/20 of the LTIP Units on June 30, 2011, and 1/20 of the LTIP Units will vest and become nonforfeitable every quarter thereafter, such that 100% of the LTIP Units will be vested and nonforfeitable on March 31, 2016, provided that the Taxpayer remains an employee of STAG Industrial, Inc., Inc. (the “Company”) or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions or circumstances.  Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.

5.                                       The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

B-1

6.                                       The amount paid by the Taxpayer for the LTIP Units was zero per LTIP Unit.

7.                                       A copy of this statement has been furnished to the Partnership and to the sole member of its general partner, STAG Industrial, Inc.

Dated:

Name:

B-2